EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2019 Third Quarter Results

  Net income of $12.7 million, or $0.51 diluted earnings per share, which included $5.3 million, or $0.15 per diluted share, of integration and acquisition expenses

  Acquisition of HomeStar Financial Group, Inc. completed on July 17, 2019

  Total assets surpassed $6 billion at September 30, 2019

  Efficiency ratio improved to 60.6% from 61.6% in prior quarter

EFFINGHAM, Ill., Oct. 24, 2019 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net income of $12.7 million, or $0.51 diluted earnings per share, for the third quarter of 2019, which included $5.3 million, or $0.15 per diluted share, in integration and acquisition expenses. This compares to net income of $16.4 million, or $0.67 diluted earnings per share, for the second quarter of 2019, which included $0.3 million in integration and acquisition expenses, and net income of $8.5 million, or $0.35 diluted earnings per share, for the third quarter of 2018, which included $9.6 million in integration and acquisition expenses.

Jeffrey G. Ludwig, President and Chief Executive Officer of the Company, said, “Our third quarter results reflect the initial benefits of our acquisition of HomeStar Financial Group, Inc., which has provided us a leading position in the Kankakee, Illinois market and improved our deposit base. We continued to execute well on our strategic priorities in the quarter, which resulted in strong inflows of core deposits, further improvement in our operational efficiencies, and maintaining a relatively stable net interest margin, excluding accretion income. During the third quarter, we also issued $100 million of subordinated notes that will put us in a position to reduce our cost of borrowings over the next year and authorized a $25 million stock repurchase program. We believe these capital management actions, along with our history of increasing our quarterly dividend by at least 10% each year, will contribute in our efforts to efficiently manage our capital and deliver a strong total return for our shareholders.”

Factors Affecting Comparability

The Company acquired HomeStar Financial Group, Inc. (“HomeStar”) in July 2019. The financial position and results of operations of HomeStar prior to its acquisition date are not included in the Company’s financial results.

Adjusted Earnings

Financial results for the third quarter of 2019 included $5.3 million in integration and acquisition expenses. Excluding these and other expenses and certain income, adjusted earnings were $16.4 million, or $0.66 diluted earnings per share, for the third quarter of 2019.

Financial results for the third quarter of 2018 included $9.6 million in integration and acquisition expenses. Excluding these and other expenses and certain income, adjusted earnings were $15.6 million, or $0.64 diluted earnings per share, for the third quarter of 2018.

A reconciliation of adjusted earnings to net income according to accounting principles generally accepted in the United States (“GAAP”) is provided in the financial tables at the end of this press release.

Net Interest Income

Net interest income for the third quarter of 2019 was $49.5 million, an increase of 7.3% from $46.1 million for the second quarter of 2019. Excluding accretion income, net interest income increased $3.7 million from the prior quarter. Accretion income associated with purchased loan portfolios totaled $3.1 million for the third quarter of 2019, compared with $3.4 million for the second quarter of 2019. The increase in net interest income excluding accretion income was primarily attributable to the contribution from HomeStar.

Relative to the third quarter of 2018, net interest income increased $4.4 million, or 9.7%. Accretion income for the third quarter of 2018 was $1.7 million. Excluding the impact of accretion income, net interest income increased primarily due to the contribution of HomeStar.

Net Interest Margin

Net interest margin for the third quarter of 2019 was 3.70%, compared to 3.76% for the second quarter of 2019. The Company’s net interest margin benefits from accretion income on purchased loan portfolios, which contributed 20 and 25 basis points to net interest margin in the third quarter of 2019 and second quarter of 2019, respectively. Excluding the impact of accretion income, net interest margin decreased one basis point from the second quarter of 2019.

Relative to the third quarter of 2018, net interest margin increased from 3.59%. Accretion income on purchased loan portfolios contributed 10 basis points to net interest margin in the third quarter of 2018. Excluding the impact of accretion income, net interest margin increased one basis point compared to the third quarter of 2018.

Noninterest Income

Noninterest income for the third quarter of 2019 was $19.6 million, unchanged from $19.6 million for the second quarter of 2019.

Relative to the third quarter of 2018, noninterest income increased 7.3% from $18.3 million. The increase was attributable to higher wealth management revenue, interchange revenue and other income, partially offset by a decline in commercial FHA and residential mortgage banking revenue.

Wealth management revenue for the third quarter of 2019 was $6.0 million, an increase of 9.0% from $5.5 million in the second quarter of 2019, primarily due to an increase in estate fees. Compared to the third quarter of 2018, wealth management revenue increased 9.7%.

Commercial FHA revenue for the third quarter of 2019 was $2.9 million, compared to $4.9 million in the second quarter of 2019. Commercial FHA revenue in the third quarter of 2019 included a $1.1 million mortgage servicing rights (“MSR”) impairment, while the second quarter of 2019 included a $0.6 million recapture of MSR impairment. The Company originated $112.8 million in rate lock commitments during the third quarter of 2019, compared to $42.2 million in the prior quarter. Compared to the third quarter of 2018, commercial FHA revenue decreased $0.2 million.

Noninterest Expense

Noninterest expense for the third quarter of 2019 was $48.0 million, which included $5.3 million in integration and acquisition expenses and a $0.1 million gain on MSR held for sale, compared with $40.2 million for the second quarter of 2019, which included $0.3 million in integration and acquisition expenses and a $0.5 million gain on MSR held for sale. Excluding integration and acquisition expenses and gain on MSR held for sale, the increase in noninterest expense primarily reflects the addition of HomeStar’s operations.

Relative to the third quarter of 2018, noninterest expense decreased 4.6% from $50.3 million, which included $9.6 million in integration and acquisition expenses and a $0.3 million loss on MSR held for sale. Excluding these items, noninterest expense increased 5.7% from $40.5 million, primarily due to the addition of HomeStar’s operations.

Loan Portfolio

Total loans outstanding were $4.33 billion at September 30, 2019, compared with $4.07 billion at June 30, 2019 and $4.16 billion at September 30, 2018. The increase in total loans from June 30, 2019 was primarily due to the addition of HomeStar’s loan portfolio. Excluding the impact of HomeStar’s loan portfolio, total loans increased $44.1 million, or 1.1%, from June 30, 2019, primarily due to growth in the commercial loan portfolio. Equipment finance balances increased $57.1 million from June 30, 2019, which are booked within the commercial loans and leases portfolio, reflecting management’s efforts to grow the equipment finance business. The increase in total loans from September 30, 2018 was primarily attributable to the addition of HomeStar’s loan portfolio.

Deposits

Total deposits were $4.45 billion at September 30, 2019, compared with $4.01 billion at June 30, 2019, and $4.14 billion at September 30, 2018. The increases in total deposits from June 30, 2019 and September 30, 2018 were primarily attributable to the addition of HomeStar’s deposits. Excluding the impact of HomeStar’s deposits, total deposits increased $112.2 million, or 2.8%, from June 30, 2019.

Asset Quality

Nonperforming loans totaled $45.2 million, or 1.04% of total loans, at September 30, 2019, compared with $50.7 million, or 1.24% of total loans, at June 30, 2019, and $38.6 million, or 0.93% of total loans, at September 30, 2018.

Net charge-offs for the third quarter of 2019 were $5.4 million, or 0.49% of average loans on an annualized basis.

The Company recorded a provision for loan losses of $4.4 million for the third quarter of 2019, which included an increase of $2.3 million to the specific reserve established for an existing nonperforming loan. The Company’s allowance for loan losses was 0.58% of total loans and 55.3% of nonperforming loans at September 30, 2019, compared with 0.64% of total loans and 51.2% of nonperforming loans at June 30, 2019. Fair market value discounts recorded in connection with acquired loan portfolios represented 0.51% of total loans at September 30, 2019, compared with 0.39% of total loans at June 30, 2019.

Capital

At September 30, 2019, the Company exceeded all regulatory capital requirements under Basel III and was considered to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	September 30, 2019	Well Capitalized Regulatory Requirements
Total capital to risk-weighted assets	14.82%	10.00%
Tier 1 capital to risk-weighted assets	10.35%	8.00%
Tier 1 leverage ratio	8.77%	5.00%
Common equity Tier 1 capital	9.02%	6.50%
Tangible common equity to tangible assets (1)	7.58%	NA

(1) A non-GAAP financial measure. Refer to page 14 for a reconciliation to the comparable GAAP financial measure.

Stock Repurchase Program

During the third quarter of 2019, the Company repurchased 71,603 shares of its common stock at a weighted average price of $25.58 under its stock repurchase program, which authorized the repurchase of up to $25 million of its common stock. As of September 30, 2019, the Company had $23.2 million remaining under the current stock repurchase authorization.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 7:30 a.m. Central Time on Friday, October 25, 2019 to discuss its financial results. The call can be accessed via telephone at (877) 516-3531; conference ID: 3089402. A recorded replay can be accessed through November 2, 2019 by dialing (855) 859-2056; conference ID: 3089402.

A slide presentation relating to the third quarter 2019 results will be accessible prior to the scheduled conference call. The slide presentation and webcast of the conference call can be accessed on the Webcasts and Presentations page of the Company’s investor relations website at investors.midlandsb.com under the “News and Events” tab.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of September 30, 2019, the Company had total assets of approximately $6.11 billion and its Wealth Management Group had assets under administration of approximately $3.28 billion. Midland provides a full range of commercial and consumer banking products and services, business equipment financing, merchant credit card services, trust and investment management, and insurance and financial planning services. In addition, multi-family and healthcare facility FHA financing is provided through Love Funding, Midland’s non-bank subsidiary. For additional information, visit https://www.midlandsb.com/ or follow Midland on LinkedIn at https://www.linkedin.com/company/midland-states-bank.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Diluted Earnings Per Common Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share” and “Return on Average Tangible Common Equity.” The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, this presentation may not be comparable to other similarly titled measures as presented by other companies.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Douglas J. Tucker, SVP and Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share data)	2019	2019	2019	2018	2018
Earnings Summary
Net interest income	$49,450	$46,077	$45,601	$48,535	$45,081
Provision for loan losses	4,361	4,076	3,243	3,467	2,103
Noninterest income	19,606	19,587	17,075	21,170	18,272
Noninterest expense	48,025	40,194	41,097	45,375	50,317
Income before income taxes	16,670	21,394	18,336	20,863	10,933
Income taxes	4,015	5,039	4,354	4,527	2,436
Net income	12,655	16,355	13,982	16,336	8,497
Preferred stock dividends, net	(22)	34	34	34	35
Net income available to common shareholders	$12,677	$16,321	$13,948	$16,302	$8,462

Diluted earnings per common share	$0.51	$0.67	$0.57	$0.67	$0.35
Weighted average shares outstanding - diluted	24,684,529	24,303,211	24,204,661	24,200,346	24,325,743
Return on average assets	0.84%	1.17%	1.01%	1.14%	0.59%
Return on average shareholders' equity	7.71%	10.43%	9.23%	10.81%	5.68%
Return on average tangible common equity (1)	11.19%	15.34%	13.79%	16.40%	8.69%
Net interest margin	3.70%	3.76%	3.73%	3.85%	3.59%
Efficiency ratio (1)	60.63%	61.58%	64.73%	65.50%	63.02%

Adjusted Earnings Performance Summary
Adjusted earnings (1)	$16,422	$16,196	$14,098	$16,397	$15,632
Adjusted diluted earnings per common share (1)	$0.66	$0.66	$0.58	$0.67	$0.64
Adjusted return on average assets (1)	1.09%	1.16%	1.02%	1.14%	1.09%
Adjusted return on average shareholders' equity (1)	10.01%	10.33%	9.31%	10.85%	10.45%
Adjusted return on average tangible common equity (1)	14.52%	15.19%	13.90%	16.46%	16.02%

(1) Non-GAAP financial measures. Refer to pages 12 - 14 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands, except per share data)	2019	2019	2019	2018	2018
Net interest income:
Total interest income	$65,006	$60,636	$59,432	$61,592	$56,987
Total interest expense	15,556	14,559	13,831	13,057	11,906
Net interest income	49,450	46,077	45,601	48,535	45,081
Provision for loan losses	4,361	4,076	3,243	3,467	2,103
Net interest income after provision for loan losses	45,089	42,001	42,358	45,068	42,978
Noninterest income:
Wealth management revenue	5,998	5,504	4,953	5,651	5,467
Commercial FHA revenue	2,894	4,917	3,270	4,194	3,130
Residential mortgage banking revenue	720	611	834	1,041	1,154
Service charges on deposit accounts	3,008	2,639	2,520	2,976	2,804
Interchange revenue	3,249	3,010	2,680	2,941	2,759
Gain on sales of investment securities, net	25	14	-	469	-
Other income	3,712	2,892	2,818	3,898	2,958
Total noninterest income	19,606	19,587	17,075	21,170	18,272
Noninterest expense:
Salaries and employee benefits	25,083	21,134	22,039	23,020	22,528
Occupancy and equipment	4,793	4,500	4,832	4,914	5,040
Data processing	5,443	4,987	4,891	5,660	10,817
Professional	2,348	2,410	2,073	2,752	3,087
Amortization of intangible assets	1,803	1,673	1,810	1,852	1,853
(Gain) loss on mortgage servicing rights held for sale	(70)	(515)	-	-	270
Other expense	8,625	6,005	5,452	7,177	6,722
Total noninterest expense	48,025	40,194	41,097	45,375	50,317
Income before income taxes	16,670	21,394	18,336	20,863	10,933
Income taxes	4,015	5,039	4,354	4,527	2,436
Net income	12,655	16,355	13,982	16,336	8,497
Preferred stock dividends, net	(22)	34	34	34	35
Net income available to common shareholders	$12,677	$16,321	$13,948	$16,302	$8,462

Basic earnings per common share	$0.51	$0.67	$0.58	$0.68	$0.35
Diluted earnings per common share	$0.51	$0.67	$0.57	$0.67	$0.35

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2019	2019	2019	2018	2018
Assets
Cash and cash equivalents	$409,346	$245,415	$276,480	$213,700	$242,433
Investment securities	668,630	613,026	656,152	660,785	685,753
Loans	4,328,835	4,073,527	4,092,106	4,137,551	4,156,282
Allowance for loan losses	(24,917)	(25,925)	(23,091)	(20,903)	(19,631)
Total loans, net	4,303,918	4,047,602	4,069,015	4,116,648	4,136,651
Loans held for sale, at fair value	88,322	22,143	16,851	30,401	35,246
Premises and equipment, net	93,896	94,824	94,514	94,840	95,062
Other real estate owned	4,890	3,797	2,020	3,483	3,684
Loan servicing rights, at lower of cost or fair value	54,124	54,191	52,957	53,447	51,626
Mortgage servicing rights held for sale	1,860	159	257	3,545	4,419
Intangible assets	36,690	33,893	35,566	37,376	39,228
Goodwill	171,074	164,673	164,673	164,673	164,044
Cash surrender value of life insurance policies	141,510	140,593	139,686	138,783	138,600
Other assets	139,644	125,739	133,609	119,992	127,866
Total assets	$6,113,904	$5,546,055	$5,641,780	$5,637,673	$5,724,612

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$1,015,081	$902,286	$941,344	$972,164	$991,311
Interest-bearing deposits	3,430,090	3,108,921	3,094,944	3,102,006	3,151,895
Total deposits	4,445,171	4,011,207	4,036,288	4,074,170	4,143,206
Short-term borrowings	122,294	113,844	115,832	124,235	145,450
FHLB advances and other borrowings	559,932	582,387	669,009	640,631	652,253
Subordinated debt	192,689	94,215	94,174	94,134	94,093
Trust preferred debentures	48,165	48,041	47,918	47,794	47,676
Other liabilities	90,131	56,473	54,391	48,184	47,788
Total liabilities	5,458,382	4,906,167	5,017,612	5,029,148	5,130,466
Total shareholders’ equity	655,522	639,888	624,168	608,525	594,146
Total liabilities and shareholders’ equity	$6,113,904	$5,546,055	$5,641,780	$5,637,673	$5,724,612

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2019	2019	2019	2018	2018
Loan Portfolio
Commercial loans and leases	$1,292,511	$1,149,370	$1,122,621	$1,074,935	$1,034,546
Commercial real estate loans	1,622,363	1,524,369	1,560,427	1,639,155	1,711,926
Construction and land development loans	215,978	250,414	239,376	232,229	239,480
Residential real estate loans	587,984	552,406	569,051	578,048	586,134
Consumer loans	609,999	596,968	600,631	613,184	584,196
Total loans	$4,328,835	$4,073,527	$4,092,106	$4,137,551	$4,156,282

Deposit Portfolio
Noninterest-bearing demand deposits	$1,015,081	$902,286	$941,344	$972,164	$991,311
Interest-bearing:
Checking accounts	1,222,599	1,009,023	968,844	1,002,275	1,047,914
Money market accounts	753,869	732,573	802,036	862,171	836,151
Savings accounts	526,938	442,017	457,176	442,132	445,640
Time deposits	833,038	785,337	685,700	633,787	633,654
Brokered time deposits	93,646	139,971	181,188	161,641	188,536
Total deposits	$4,445,171	$4,011,207	$4,036,288	$4,074,170	$4,143,206

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2019	2019	2019	2018	2018
Average Balance Sheets
Cash and cash equivalents	$259,427	$162,110	$152,078	$155,280	$154,526
Investment securities	666,157	636,946	654,764	676,483	700,018
Loans	4,352,635	4,086,720	4,128,893	4,139,831	4,106,367
Loans held for sale	31,664	40,177	30,793	51,981	48,715
Nonmarketable equity securities	44,010	44,217	44,279	42,708	42,770
Total interest-earning assets	5,353,893	4,970,170	5,010,807	5,066,283	5,052,396
Non-earning assets	636,028	618,023	618,996	624,378	639,323
Total assets	$5,989,921	$5,588,193	$5,629,803	$5,690,661	$5,691,719

Interest-bearing deposits	$3,429,063	$3,107,660	$3,093,979	$3,123,134	$3,172,422
Short-term borrowings	124,183	120,859	135,337	143,869	139,215
FHLB advances and other borrowings	591,516	607,288	673,250	645,642	608,153
Subordinated debt	106,090	94,196	94,156	94,115	94,075
Trust preferred debentures	48,105	47,982	47,848	47,737	47,601
Total interest-bearing liabilities	4,298,957	3,977,985	4,044,570	4,054,497	4,061,466
Noninterest-bearing deposits	967,192	921,115	919,185	989,954	989,142
Other noninterest-bearing liabilities	72,610	60,363	51,838	46,487	47,654
Shareholders' equity	651,162	628,730	614,210	599,723	593,457
Total liabilities and shareholders' equity	$5,989,921	$5,588,193	$5,629,803	$5,690,661	$5,691,719

Yields
Cash and cash equivalents	2.14%	2.43%	2.42%	2.24%	1.96%
Investment securities	3.00%	3.11%	3.07%	3.04%	3.01%
Loans	5.31%	5.32%	5.22%	5.28%	4.88%
Loans held for sale	3.02%	4.50%	3.94%	3.92%	4.17%
Nonmarketable equity securities	5.33%	5.42%	5.69%	5.20%	5.01%
Total interest-earning assets	4.85%	4.94%	4.85%	4.87%	4.52%
Interest-bearing deposits	1.08%	1.09%	0.97%	0.86%	0.77%
Short-term borrowings	0.68%	0.70%	0.71%	0.67%	0.61%
FHLB advances and other borrowings	2.36%	2.34%	2.32%	2.26%	2.09%
Subordinated debt	6.30%	6.43%	6.43%	6.43%	6.44%
Trust preferred debentures	6.83%	7.17%	7.38%	6.93%	6.81%
Total interest-bearing liabilities	1.44%	1.47%	1.39%	1.28%	1.16%
Net interest margin	3.70%	3.76%	3.73%	3.85%	3.59%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share data)	2019	2019	2019	2018	2018
Asset Quality
Loans 30-89 days past due	$23,118	$21,554	$23,999	$25,213	$22,678
Nonperforming loans	45,168	50,676	49,262	42,899	38,561
Nonperforming assets	50,058	54,473	51,282	45,899	41,638
Net charge-offs	5,369	1,242	1,055	2,195	718
Loans 30-89 days past due to total loans	0.53%	0.53%	0.59%	0.61%	0.55%
Nonperforming loans to total loans	1.04%	1.24%	1.20%	1.04%	0.93%
Nonperforming assets to total assets	0.82%	0.98%	0.91%	0.81%	0.73%
Allowance for loan losses to total loans	0.58%	0.64%	0.56%	0.51%	0.47%
Allowance for loan losses to nonperforming loans	55.29%	51.16%	46.87%	48.73%	50.91%
Net charge-offs to average loans	0.49%	0.12%	0.10%	0.21%	0.07%

Wealth Management
Trust assets under administration	$3,281,260	$3,125,869	$3,097,091	$2,945,084	$3,218,013

Market Data
Book value per share at period end	$26.93	$26.66	$26.08	$25.50	$24.96
Tangible book value per share at period end (1)	$18.40	$18.36	$17.68	$17.00	$16.38
Market price at period end	$26.05	$26.72	$24.06	$22.34	$32.10
Shares outstanding at period end	24,338,748	23,897,038	23,827,438	23,751,798	23,694,637

Capital
Total capital to risk-weighted assets	14.82%	13.49%	13.25%	12.79%	12.35%
Tier 1 capital to risk-weighted assets	10.35%	10.85%	10.65%	10.25%	9.85%
Tier 1 leverage ratio	8.77%	9.27%	8.92%	8.53%	8.24%
Tier 1 common capital to risk-weighted assets	9.02%	9.38%	9.16%	8.76%	8.37%
Tangible common equity to tangible assets (1)	7.58%	8.20%	7.74%	7.43%	7.03%

(1) Non-GAAP financial measures. Refer to pages 12 - 14 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Adjusted Earnings Reconciliation

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share data)	2019	2019	2019	2018	2018
Income before income taxes - GAAP	$16,670	$21,394	$18,336	$20,863	$10,933
Adjustments to noninterest income:
Gain on sales of investment securities, net	25	14	-	469	-
Other	-	(23)	-	(1)	(12)
Total adjustments to noninterest income	25	(9)	-	468	(12)
Adjustments to noninterest expense:
(Gain) loss on mortgage servicing rights held for sale	(70)	(515)	-	-	270
Integration and acquisition expenses	5,292	286	160	553	9,559
Total adjustments to noninterest expense	5,222	(229)	160	553	9,829
Adjusted earnings pre tax	21,867	21,174	18,496	20,948	20,774
Adjusted earnings tax	5,445	4,978	4,398	4,551	5,142
Adjusted earnings - non-GAAP	16,422	16,196	14,098	16,397	15,632
Preferred stock dividends, net	(22)	34	34	34	35
Adjusted earnings available to common shareholders - non-GAAP	$16,444	$16,162	$14,064	$16,363	$15,597
Adjusted diluted earnings per common share	$0.66	$0.66	$0.58	$0.67	$0.64
Adjusted return on average assets	1.09%	1.16%	1.02%	1.14%	1.09%
Adjusted return on average shareholders' equity	10.01%	10.33%	9.31%	10.85%	10.45%
Adjusted return on average tangible common equity	14.52%	15.19%	13.90%	16.46%	16.02%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (continued)

Efficiency Ratio Reconciliation
	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2019	2019	2019	2018	2018
Noninterest expense - GAAP	$48,025	$40,194	$41,097	$45,375	$50,317
Gain (loss) on mortgage servicing rights held for sale	70	515	-	-	(270)
Integration and acquisition expenses	(5,292)	(286)	(160)	(553)	(9,559)
Adjusted noninterest expense	$42,803	$40,423	$40,937	$44,822	$40,488

Net interest income - GAAP	$49,450	$46,077	$45,601	$48,535	$45,081
Effect of tax-exempt income	502	526	543	574	585
Adjusted net interest income	49,952	46,603	46,144	49,109	45,666

Noninterest income - GAAP	$19,606	$19,587	$17,075	$21,170	$18,272
Loan servicing rights impairment (recapture)	1,060	(559)	25	(1,380)	297
Gain on sales of investment securities, net	(25)	(14)	-	(469)	-
Other	-	23	-	1	12
Adjusted noninterest income	20,641	19,037	17,100	19,322	18,581

Adjusted total revenue	$70,593	$65,640	$63,244	$68,431	$64,247

Efficiency ratio	60.63%	61.58%	64.73%	65.50%	63.02%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share data)	2019	2019	2019	2018	2018
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$655,522	$639,888	$624,168	$608,525	$594,146
Adjustments:
Preferred stock	-	(2,684)	(2,733)	(2,781)	(2,829)
Goodwill	(171,074)	(164,673)	(164,673)	(164,673)	(164,044)
Other intangibles	(36,690)	(33,893)	(35,566)	(37,376)	(39,228)
Tangible common equity	$447,758	$438,638	$421,196	$403,695	$388,045

Total Assets to Tangible Assets:
Total assets—GAAP	$6,113,904	$5,546,055	$5,641,780	$5,637,673	$5,724,612
Adjustments:
Goodwill	(171,074)	(164,673)	(164,673)	(164,673)	(164,044)
Other intangibles	(36,690)	(33,893)	(35,566)	(37,376)	(39,228)
Tangible assets	$5,906,140	$5,347,489	$5,441,541	$5,435,624	$5,521,340

Common Shares Outstanding	24,338,748	23,897,038	23,827,438	23,751,798	23,694,637

Tangible Common Equity to Tangible Assets	7.58%	8.20%	7.74%	7.43%	7.03%
Tangible Book Value Per Share	$18.40	$18.36	$17.68	$17.00	$16.38

Return on Average Tangible Common Equity (ROATCE)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2019	2019	2019	2018	2018
Net income available to common shareholders	$12,677	$16,321	$13,948	$16,302	$8,462

Average total shareholders' equity—GAAP	$651,162	$628,730	$614,210	$599,723	$593,457
Adjustments:
Preferred stock	(814)	(2,708)	(2,759)	(2,812)	(2,859)
Goodwill	(166,389)	(164,673)	(164,673)	(164,051)	(164,044)
Other intangibles	(34,519)	(34,689)	(36,438)	(38,394)	(40,228)
Average tangible common equity	$449,440	$426,660	$410,340	$394,466	$386,326
ROATCE	11.19%	15.34%	13.79%	16.40%	8.69%